Exhibit 10.2

INVESTMENT AGREEMENT
by and between
FX Real Estate and Entertainment Inc.
and
Robert F.X. Sillerman
Dated as of January 9, 2008

TABLE OF CONTENTS

Section 1. Rights Offering and Backstop Purchases	2
1.1 Full Participation in Rights Offering	2
1.2 Investor Backstop Purchase	2
1.3 The Rights Offering	3

Section 2. Representations and Warranties of the Company	4
2.1 Organization	4
2.2 Due Authorization	4
2.3 Due Execution; Enforceability	4
2.4 Due Issuance and Authorization of Capital Stock	5
2.5 Capitalization	5
2.6 Consents	6
2.7 No Conflicts	6
2.8 Huff Investment Agreement	6

Section 3. Representations and Warranties of the Investor	6
3.1 Due Authorization	6
3.2 Due Execution; Enforceability	6
3.3 No Registration Under the Securities Act	7
3.4 Acquisition for Investment	7
3.5 Accredited Investor, Etc	7

Section 4. Additional Covenants	7
4.1 Listing	7
4.2 Restrictions on Transfer	7
4.3 Legends	7
4.4 Further Assurances	8

Section 5. Conditions to Closing	8
5.1 Conditions to the Investor’s Obligation to Purchase the Investor Rights Shares	8
5.2 Conditions to the Investor’s Obligations to Purchase the Investor Backstop Shares	9
5.3 Conditions to Company’s Obligations	10

Section 6. Termination	11
6.1 Termination	11
6.2 Effect of Termination	12

Section 7. Indemnification; Survival of Representations and Warranties	12
7.1 Indemnification	12
7.2 Survival of Representations and Warranties	12

Section 8. Definitions	13
 i

Section 9. Miscellaneous	15
9.1 Notices	15
9.2 Assignment	16
9.3 Entire Agreement	16
9.4 Waivers and Amendments	16
9.5 Governing Law; Jurisdiction; Venue; Process	16
9.6 Counterparts	17
9.7 Headings	17
9.8 Severability	17
Exhibits
Exhibit A — Form of Huff Investment Agreement
 ii

INVESTMENT AGREEMENT
Dated as of January 9, 2008
          THIS INVESTMENT AGREEMENT (this “Agreement”) is made by and between FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), and the investor named on Schedule 1 attached hereto (the “Investor”).
          As promptly as practicable following the date of this Agreement, 19,743,349 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), are to be distributed to the stockholders of CKX, Inc., a Delaware corporation, of record on December 31, 2007 (the “Distribution”). Pursuant to the Distribution, the Investor is to receive an aggregate of 6,074,731 shares of Common Stock (the “Investor Distribution Shares”), which, together with shares he currently owns, will represent approximately 30% of the number of shares of Common Stock to be outstanding immediately after the Distribution. The shares of Common Stock to be distributed pursuant to the Distribution have been registered with the Securities and Exchange Commission (the “SEC”) on a registration statement on Form S-1, registration No. 333-145672 declared effective by the SEC on December 31, 2007 (as amended and supplemented through the date hereof, including by means of the prospectus filed pursuant to SEC Rule 424(b) on January 3, 2008, the “Distribution Registration Statement”).
          As promptly as practicable following the Distribution, the Company intends to conduct a rights offering (the “Rights Offering”) pursuant to which each of the Company’s stockholders will be offered the right to purchase one additional share of Common Stock for each two shares of Common Stock owned as of the record date established for the Rights Offering (each, a “Right” and collectively, the “Rights”) at a price currently expected to be ten Dollars ($10.00) per share. The holders of 20,046,898 shares of Common Stock have agreed with the Company that they will not participate in the Rights Offering.
          The Company and the Investor wish to set forth herein certain agreements with respect to the Rights Offering and the purchase of certain shares of Common Stock that are not otherwise purchased in the Rights Offering.
          Certain terms used in this Agreement have the meanings ascribed thereto in Section 8 hereof.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Rights Offering and Investor Backstop Purchases.
          1.1 Full Participation in Rights Offering. Upon and subject to the terms, provisions and conditions of this Agreement, during the pendency of, and in no event later than the last day of, the Rights Offering, the Investor shall purchase from the Company all of the shares of Common Stock underlying the Rights that the Investor receives in the Rights Offering, such purchase to be made with immediately available funds for a per-share purchase price equal to the Subscription Price, and on such other terms and conditions as shall be applicable to the Rights Offering generally. The number of shares of Common Stock to be so purchased by the Investor and the purchase price of such shares are set forth opposite the Investor’s name on Schedule 1 hereto (collectively, the “Investor Rights Shares”).
          1.2 Investor Backstop Purchase.
          (a) Upon and subject to the terms, provisions and conditions of this Agreement, at the Investor Backstop Closing, the Investor shall purchase the Maximum Number of Backstop Shares, such purchase to be made with immediately available funds for a per-share purchase price equal to the Subscription Price, and on such other terms and conditions as shall be applicable to the Rights Offering as set forth in the Rights Offering Registration Statement in the form delivered to the Investor pursuant to Section 1.3(a) hereof, subject to the terms of this Agreement which shall control in the event of any conflict.
          (b) The “Maximum Number of Backstop Shares” shall mean the number (which in any case shall be subject to the limitation set forth in the proviso set forth at the end of Section 1.2(a) hereof) of shares of Common Stock equal to one-half of the excess, if any, of:
          (i) the number of shares of Common Stock that are not otherwise purchased in the Rights Offering; over
          (ii) the number equal to the “$15 Million Tranche Number” (as such term is defined in the Huff Investment Agreement);
provided, however, that, without duplication of any other conditions set forth in Section 5.1(h) hereof, the Investor shall not be obligated to purchase any shares at the Investor Backstop Closing unless the Huff Investors shall purchase in the aggregate (i) a like number of shares as the Investor is purchasing pursuant to this Section 1.2 plus (ii) a number of shares equal to the $15 Million Tranche Number, simultaneously with the Investor Backstop Closing in accordance with the Huff Investment Agreement.
          (c) Within two (2) Business Days after the closing of the Rights Offering, and in any event not later than the giving of notice to “Investors” under and pursuant to Section 1.2(c) of the Huff Investment Agreement, the Company shall deliver to the Investor a written notice setting forth the number of shares to be purchased pursuant to

Section 1.2(a) hereof (the “Investor Backstop Shares” and, collectively with the Investor Distribution Shares and the Investor Rights Shares, the “Investor Shares”) and the total purchase price for such shares (which shall be determined based on the Subscription Price), together with a calculation thereof in reasonable detail.
          (d) The Company and the Investor shall consummate the purchase and sale of the Investor Backstop Shares at the offices of the Company or its counsel in New York, New York by no later than the close of business on the fifteenth (15th) Business Day after the date the notice pursuant to Section 1.2(c) hereof is received by the Investor (such closing, the “Investor Backstop Closing”). The date of the Investor Backstop Closing is sometimes referred to hereinafter as the “Investor Backstop Closing Date.”
          1.3 The Rights Offering.
          (a) The Company is preparing a registration statement (including each amendment and supplement thereto, the “Rights Offering Registration Statement”) on Form S-1 covering the issuance of the Rights and the shares of Common Stock to be issued pursuant to the Rights Offering. The Company has furnished the latest draft of the Rights Offering Registration Statement to the Investor. The Company intends to use its commercially reasonable efforts to (i) cause the Rights Offering Registration Statement to be filed with the SEC as promptly as practicable after the execution and delivery of this Agreement; (ii) cause the Rights Offering Registration Statement to be declared effective by the SEC as promptly as practicable; and (iii) commence the Rights Offering as promptly as practicable following the effective date of the Rights Offering Registration Statement. The Company shall have the sole and absolute right to terminate the Rights Offering without closing on the purchase and sale of any shares of Common Stock thereunder and hereunder. Upon any such termination, the obligations of the Investor under this Agreement shall terminate without any obligation to purchase shares of Common Stock pursuant to Section 1.2 hereof, and the provisions of Section 7 hereof shall remain in effect.
          (b) The Company shall (i) not permit any securities other than the Rights and the shares of Common Stock underlying the Rights to be included in the Rights Offering Registration Statement; (ii) furnish to the Investor each amendment or supplement to the Rights Offering Registration Statement prior to its filing with or other submission to the SEC and shall afford the Investor a reasonable opportunity (but in any event not less than 48 hours after receipt by the Investor) to review and comment upon such amendment or supplement in each instance before it is filed with the SEC; (iii) provide the Investor with any written comments or other written communications that the Company or its counsel receives from time to time from the SEC with respect to the Rights Offering Registration Statement promptly after the receipt of such comments or other communications; and (iv) correct any information in the Rights Offering Registration Statement if, and to the extent, that such information becomes false or misleading in any material respect, and take all steps necessary to cause the Rights Offering Registration Statement, as so corrected, to be filed with the SEC and, upon its effectiveness, to be disseminated to the distributees of the Rights, in each case as and to the extent required by applicable federal securities laws.
          (c) The Investor shall use his reasonable and good faith efforts to cooperate with the Company in its efforts to file the Rights Offering Registration Statement and to cause it to be declared effective by the SEC as promptly as practicable. In that connection, and without limiting the foregoing, the Investor shall furnish to the Company such information regarding himself as the Company or its counsel may reasonably request for disclosure in the Rights Offering Registration Statement, and the Investor hereby represents and warrants that such information will be true, correct and complete, and covenants to promptly provide the Company with any information that may be necessary in order to correct such information to the extent it ceases for any reason to continue to be true, correct and complete; and the Company shall have the right to include in the Rights Offering Registration Statement all such information so furnished, as well as a description of this Agreement and a copy hereof as an Exhibit to the Rights Offering Registration Statement.
          Section 2. Representations and Warranties of the Company.
          The Company hereby represents and warrants to the Investor as follows:
          2.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to either prevent or materially delay its ability to perform its obligations hereunder. The Company has all corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted.
          2.2 Due Authorization. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder, including the issuance of the shares of Common Stock to be issued hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the shares of Common Stock to be issued hereunder.
          2.3 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          2.4 Due Issuance and Authorization of Capital Stock. The shares of Common Stock issued and delivered to the Investor pursuant to the terms hereof will be, upon issuance, duly authorized, validly issued, fully paid and non-assessable.
          2.5 Capitalization.
          (a) The authorized capital stock of the Company consists solely of (i) 300,000,000 shares of Common Stock, par value $0.01 per share, of which 39,790,247 shares are issued and outstanding, and (ii) 75,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are outstanding as of the date hereof. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive rights and were not issued in violation of the Securities Act or any other applicable laws (including state “blue sky” laws).
          (b) The authorized, issued and outstanding capital stock of the Company immediately after the Investor Backstop Closing will be as set forth in Schedule 2.5(b) hereto. All shares of capital stock of the Company outstanding immediately after the Investor Backstop Closing will be duly authorized, validly issued, fully paid and non-assessable.
          (c) Other than as set forth on Schedule 2.5(c) hereto, the Company does not have outstanding any securities convertible into or exercisable or exchangeable for any shares of its capital stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or securities convertible into or exercisable or exchangeable for any of its capital stock. Other than as set forth on Schedule 2.5(c) hereto, no shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other Person), pursuant to any agreement or commitment of the Company. Except as set forth on Schedule 2.5(c) hereto, the Company has no obligation to pay any dividend on or make any distribution in respect of any capital stock.
          (d) Except as set forth on Schedule 2.5(d) hereto, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, evidences of indebtedness or commitments of any character, written or oral, under which the Company is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth on Schedule 2.5(d) hereto, the outstanding capital stock of the Company is not subject to any voting trust agreement or other agreement or commitment restricting or otherwise relating to the voting, dividend rights or disposition of such capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the stock or other equity interests of the Company.
          2.6 Consents. Except for such filings and approvals as may be required under, and other applicable requirements of, federal securities laws and applicable state securities or “blue sky” laws, to the best knowledge of the Company, the execution, delivery and performance of this Agreement does not require any consent of, authorization by, exemption from, filing with, or notice to any Governmental Entity or any other Person.
          2.7 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder, will not (a) conflict with or result in any breach of any provision of the Company’s certificate of incorporation or by-laws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party or by which any of its respective properties or assets are bound, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations) applicable thereto or by which any of its properties or assets are bound or affected, except (i) which violation would not, individually or in the aggregate, have a Material Adverse Effect and (ii) in the case of clauses (b) or (c), where such conflicts or violations would not prevent or materially delay its ability to consummate the transactions contemplated by this Agreement.
          2.8 Huff Investment Agreement. Simultaneously with the execution and delivery of this Agreement, the Company and the Huff Alternative Fund, L.P., and the Huff Alternative Parallel Fund, L.P., are executing and delivering an Investment Agreement in the form of Exhibit A hereto (the “Huff Investment Agreement”).
          Section 3. Representations and Warranties of the Investor.
          The Investor hereby represents and warrants to the Company as follows:
          3.1 Due Authorization. The Investor has the requisite power, authority, and capacity to enter into, execute and deliver this Agreement and to perform his obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by him of this Agreement.
          3.2 Due Execution; Enforceability. This Agreement has been duly and validly executed and delivered by the Investor and constitutes his valid and binding obligation, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
          3.3 No Registration Under the Securities Act. The Investor understands that the shares of Common Stock to be purchased by him pursuant to the terms of this Agreement will be considered “restricted securities” as such term is defined in Rule 144 under the Securities Act, that such shares have not been registered and the Company will not be required to effect any registration under the Securities Act or any state securities law with respect to such shares, that such shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and that the Investor may not sell, offer for sale or otherwise Transfer such shares unless pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act.
          3.4 Acquisition for Investment. The shares of Common stock to be acquired under this Agreement are being acquired by the Investor in good faith solely for his own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act; provided, however, that the disposition of the Investor’s property shall at all times be under his control.
          3.5 Accredited Investor, Etc. The Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Investor is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the shares for an indefinite period of time, inasmuch as the shares have not been registered under the Securities Act). The Investor certifies that he is a United States citizen living in the United States.
          Section 4. Additional Covenants.
          4.1 Listing. The Company shall, consistent with the fiduciary duties of its board of directors, use its reasonable efforts to maintain the listing of the Common Stock on The Nasdaq Global Market stock exchange.
          4.2 Restrictions on Transfer. The Investor shall not, without the prior written consent of the Company, make or permit any Transfer of any of the Investor Rights Shares and any of the Investor Backstop Shares until the second anniversary of the date of this Agreement.
          4.3 Legends. The Investor agrees with the Company that the certificates evidencing the Investor Rights Shares and the Investor Backstop Shares will bear the following legends:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN INVESTMENT AGREEMENT DATED AS OF JANUARY 9, 2008 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SUCH INVESTMENT AGREEMENT.
          4.4 Further Assurances. From time to time after the date of this Agreement, the parties hereto shall execute, acknowledge and deliver to the other parties such other instruments, documents, and certificates and shall take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement.
          Section 5. Conditions to Closing.
          5.1 Conditions to the Investor’s Obligation to Purchase the Investor Rights Shares. The obligation of the Investor to consummate the purchase of the Investor Rights Shares shall be subject to the satisfaction of each of the following conditions on the date of the closing of the Rights Offering, each of which conditions may be waived in writing in the sole discretion of the Investor; provided, however, that, anything to the contrary notwithstanding, inasmuch as the Investor is a principal executive officer of the Company, if any condition set forth in this Section 5.1 is not satisfied due in substantial part to an act or omission by the Investor (whether or not such act or omission constituted a breach of this Agreement), then such condition shall be deemed to have been satisfied:
          (a) Stock Certificates. The Company shall have delivered to the Investor a certificate or certificates representing the shares of Common Stock purchased by the Investor at such closing.
          (b) Huff Investment Agreement. The Huff Investment Agreement shall be in full force and effect and no material default shall have occurred thereunder.
          (c) Litigation. There shall be no action, suit or proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of the assets of the Company in any court or before any arbitrator of any kind or before or by any Governmental Entity that, individually or in the aggregate, could reasonably be expected to prevent the Company from consummating the transactions contemplated hereby.
          (d) Rights Offering. The Company shall have consummated the Rights Offering; provided, however, that the parties hereto acknowledge, understand and agree that the Company shall have the sole right to consummate the Rights Offering or to terminate the Rights Offering.
          5.2 Conditions to the Investor’s Obligations to Purchase the Investor Backstop Shares. The obligation of the Investor to consummate the purchase of the Investor Backstop Shares shall be subject to the satisfaction of each of the following conditions on the date of the Investor Backstop Closing, each of which conditions may be waived in writing at the sole discretion of the Investor; provided, however, that, anything to the contrary notwithstanding, inasmuch as the Investor is a principal executive officer of the Company, if any condition set forth in this Section 5.2 is not satisfied due in substantial part to an act or omission by the Investor (whether or not such act or omission constituted a breach of this Agreement), then such condition shall be deemed to have been satisfied:
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of such closing as though made on and as of such date.
          (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to such closing.
          (c) Officer’s Certificate. The Company shall have delivered to the Investor an officer’s certificate dated as of the date of such closing certifying that (i) the resolutions duly adopted by the Board of Directors of the Company, authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement remain in full force and effect, and (ii) the conditions set forth in Sections 5.1(a) and Section 5.1(b) hereof have been satisfied.
          (d) Good Standing Certificate. The Company shall have delivered to the Investor a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of the Company’s jurisdiction of formation, as of a date within 10 days of the closing.
          (e) Stock Certificates. The Company shall have delivered to the Investor a certificate or certificates representing the shares of Common Stock purchased by the Investor at such closing.
          (f) No Material Adverse Effect. No event, development, change or circumstance shall have occurred that, individually or in the aggregate, shall have had,

or that, individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect.
          (g) Governmental Entities. All authorizations, approvals or permits, if any, of any Governmental Entity or regulatory body required in connection with the transactions contemplated by this Agreement shall have been duly obtained and shall be in full force and effect.
          (h) Huff Investment Agreement. The Huff Investment Agreement shall be in full force and effect, the Huff Investors shall have consummated (or shall simultaneously consummate) the closing of the purchase of the “Investor Backstop Shares” (as such term is used in and defined in the Huff Investment Agreement) pursuant to Section 1.2 of the Huff Investment Agreement, and the Huff Investors shall have otherwise performed thereunder and no material default shall have occurred thereunder.
          (i) Litigation. There shall be no action, suit or proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any of the assets of the Company in any court or before any arbitrator of any kind or before or by any Governmental Entity that, individually or in the aggregate, could reasonably be expected to prevent the Company from consummating the transactions contemplated hereby.
          (j) Rights Offering. The Company shall have consummated the Rights Offering; provided, however, that the parties hereto acknowledge, understand and agree that the Company shall have the sole right to consummate the Rights Offering or to terminate the Rights Offering.
          5.3 Conditions to Company’s Obligations. The obligation of the Company to issue the Investor Backstop Shares shall be subject to the satisfaction of each of the following conditions, in each case, on the date of such closing, each of which conditions may be waived in writing in the sole discretion of the Company (it being understood that, for purposes of this Section 5.3, the Company shall not waive any such condition without the approval of a majority of the independent members of the Company’s board of directors):
          (a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of such closing as though made on and as of such date.
          (b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to such closing.

          (c) Certificate. The Investor shall have delivered to the Company a certificate dated as of the date of the closing certifying that the conditions set forth in Section 5.3(a) and Section 5.3(b) hereof have been satisfied.
          (d) Governmental Entities. All authorizations, approvals or permits, if any, of any Governmental Entity or regulatory body required in connection with the transactions contemplated by this Agreement, including, without limitation, lawful issuance and sale of the shares of Common Stock pursuant to this Agreement shall have been duly obtained and shall be in full force and effect on and as of the Investor Backstop Closing Date.
          (e) Rights Offering. The Company shall have consummated the Rights Offering; provided, however, that the parties hereto acknowledge, understand and agree that the Company shall have the sole right to consummate the Rights Offering or to terminate the Rights Offering.
          (f) Purchase Price. The Investor shall have paid to the Company the purchase price for the shares being purchased.
          Section 6. Termination
          6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Investor Backstop Closing:
          (a) by the mutual written consent of the Investor and the Company (it being understood that, for purposes of this Section 6.1(a), the consent of the Company shall not be given without the approval of a majority of the independent members of the Company’s board of directors);
          (b) by either the Company or the Investor, if the closing of the Rights Offering shall not have occurred on or before May 15, 2008;
          (c) by the Company if any court or Governmental Entity shall have issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such law, order, judgment, decree, injunction, ruling or other action shall have become final and non-appealable;
          (d) by the Company, (i) if there shall have occurred, on the part of the Investor, a breach of any material representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within ten (10) calendar days after written notice of such breach is given by the Company to the Investor or (ii) upon the failure of a closing condition set forth in Section 5.3 hereof that is not curable;

          (e) by the Investor, (i) if there shall have occurred, on the part of the Company, a material breach of any representation, warranty, covenant or agreement contained in the this Agreement that is not curable or, if curable, is not cured on or prior to the earlier of (x) ten (10) calendar days after written notice of such breach is given by the Investor to the Company and (y) the date on which all conditions to the consummation of the transactions contemplated hereby not related to such breach have been satisfied or (ii) upon the failure of a closing condition set forth in Section 5.1 or 5.2 hereof that is not curable; provided, however, that, anything to the contrary notwithstanding, inasmuch as the Investor is a principal executive officer of the Company, if any breach or failure of condition occurs or exists as contemplated above due in substantial part to an act or omission by the Investor (whether or not such act or omission constituted a breach of this Agreement), then, for purposes of this Section 6.1(e), such breach shall be deemed not to exist and such condition shall be deemed to have been satisfied; and
          (f) by the Company in its sole discretion and without cause.
          6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, members or stockholders, other than pursuant to the provisions of this Section 6.2 and other than any liability from any breach of any provision of this Agreement prior to such termination, all of which shall survive any such termination.
          Section 7. Indemnification; Survival of Representations and Warranties.
          7.1 Indemnification. The Company shall indemnify, save and hold harmless the Investor, and all of his representatives, Affiliates, attorneys and agents and all of his heirs, successors, legal administrators and permitted assigns (the “Indemnitees”), from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred by any or all of the Indemnitees in connection with or arising from the untruth, inaccuracy or breach of any the Company’s representations, warranties or agreements made herein, except to the extent of any willful misconduct or gross negligence of an Indemnitee. This indemnification provision will be in addition to the rights of each and all of the Indemnitees to bring an action against the Company for breach of any term of this Agreement.
          7.2 Survival of Representations and Warranties. All representations and warranties made pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement indefinitely; and all statements contained in any certificate, instrument or other writing delivered by or on behalf of any party hereto required to be made pursuant to the terms of this Agreement or required to be made in connection with or in contemplation of the transactions contemplated by this Agreement will constitute representations and warranties by such party pursuant to this Agreement.

          Section 8. Definitions.
          For purposes of this Agreement, the following terms will have the meaning set forth below:
          “Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and, in addition to the foregoing, a Person shall be deemed to control another Person if the controlling Person owns fifteen (15%) or more of any class of voting securities (or other ownership interest) of the controlled Person.
          “Agreement” has the meaning assigned to it in the preamble hereof.
          “Investor Backstop Closing” has the meaning assigned to it in Section 1.2(c) hereof.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
          “Common Stock” has the meaning assigned to it in the preamble hereof.
          “Company” has the meaning assigned to it in the preamble hereof.
          “Distribution” has the meaning assigned to it in the preamble hereof.
          “Distribution Registration Statement” has the meaning assigned to it in the Preamble.
          “Dollars” and “$” mean dollars in lawful currency of the United States of America.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
          “$15 Million Tranche Number” has the meaning assigned to it in the Huff Investment Agreement.
          “Governmental Entity” shall mean any: (a) state, commonwealth, county, municipality, district or other domestic jurisdiction of any nature; (b) federal, state, local, municipal or other government; or (c) governmental or quasi governmental authority of any nature (including, but not limited to, any governmental division, subdivision, department, agency, registering authority, bureau, branch, office, commission, council, self-regulatory organization, board, instrumentality, officer, official, representative, organization, unit, body or Person and any court or other tribunal).
          “Huff Investment Agreement” has the meaning assigned to it in Section 2.8 hereof.
          “Indemnitees” has the meaning assigned to it in the Section 7.1 hereof.
          “Investor” has the meaning assigned to it in the preamble hereof.
          “Investor Backstop Shares” has the meaning assigned to it in Section 1.2(c) hereof.
          “Investor Distribution Shares” has the meaning assigned to it in the preamble hereof.
          “Investor Rights Shares” has the meaning assigned to it in Section 1.1 hereof.
          “Losses” has the meaning assigned to it in Section 7.1 hereof.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, whether or not arising from transactions in the ordinary course of business, except for (i) any change or effect resulting from general economic, financial or market conditions or (ii) any change or effect resulting from conditions or circumstances generally affecting the real estate development industry other than any such change that has an effect on the Company that is substantially and disproportionately larger than on the industry generally; (b) the ability of the Company to perform its obligations under this Agreement; or (c) the validity or enforceability of this Agreement.
          “New York Court” has the meaning assigned to it in Section 9.5 hereof.
          “Person” includes all natural persons, corporations, business trusts, limited liability companies, associations, companies, partnerships, joint ventures and other entities, as well as governments and their respective agencies and political subdivisions.
          “Right” or “Rights” has the meaning assigned to it in the preamble hereof.
          “Rights Offering” has the meaning assigned to it in the preamble hereof.
          “Rights Offering Registration Statement” has the meaning assigned to it in Section 1.3(a) hereof.

          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
          “SEC” has the meaning assigned to it in the preamble hereof.
          “Subscription Price” shall mean the lesser of (i) $10.00 per share (after giving effect to the 10 for 1 reverse stock split contemplated in connection with the Distribution), and (ii) the cash price per share of Common Stock being paid pursuant to the Rights Offering; subject to appropriate adjustments to give effect to stock splits, stock dividends, recapitalizations and similar transactions affecting the Company’s capital.
          “Transfer” means, with respect to any securities or property (as applicable), any direct or indirect sale, pledge, hypothecation, security interest, transfer, assignment, or other disposition of such securities or property or any interest therein, whether with or without consideration and whether voluntarily or involuntarily or by operation of law and whether in a private transaction or by means of a securities or other market.
          Section 9. Miscellaneous.
          9.1 Notices. Any notice or other communication required or which may be given pursuant to this Agreement will be in writing and either delivered personally to the addressee, telecopied to the addressee, sent via electronic mail or mailed, certified or registered mail, postage prepaid, and will be deemed given and received when so delivered personally, telecopied, or sent via electronic mail, or, if mailed, five (5) days after the date of mailing, as follows:
(i)	if to the Investor, to the address set forth on Schedule 1 hereto.

(ii)	if to the Company, to:
FX Real Estate and Entertainment Inc.
650 Madison Avenue
New York, New York 10022
Facsimile: (212) 980-4455
Email: mitchell.nelson@flagluxury.com
Attn: Mitchell J. Nelson, Esq.
With a copy to:
Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Facsimile: (212) 704-6288
Email: timothy.kahler@troutmansanders.com

Attn: Timothy I. Kahler, Esq.
               and Richard G. Cushing, Esq.
          9.2 Assignment. This Agreement will be binding upon and inure to the benefit of each and all of the parties to this Agreement, and neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties to this Agreement without the prior written consent of the other parties.
          9.3 Entire Agreement. This Agreement contains the entire agreement by and between the Company and the Investor with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and representations, written or oral, with respect thereto.
          9.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms, provisions and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
          9.5 Governing Law; Jurisdiction; Venue; Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Each party hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District Court for the Southern District of New York, and any appellate court from any such court (as applicable, a “New York Court”), in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.
          9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. All such counterparts shall be deemed an original, will be construed together and shall constitute one and the same instrument.
          9.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          9.8 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
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          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

SCHEDULE 1

Name	Address	(1) Number of Investor
Rights Shares
(2) Investor Rights
Shares Purchase Price
Robert F.X. Sillerman	650 Madison Avenue
	New York, New York 10022	(1) 3,037,365
Email:
	Facsimile: (212) 980-4455	(2) $30,373,650